AMENDMENT No. 1 TO WARRANT NO.: DPFD-3-5

 THIS AMENDMENT AGREEMENT (the “Amendment”) is entered into as of July 5, 2007, between DEEP FIELD TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of New Jersey (the “Company”), and CORNELL CAPITAL PARTNERS, L.P. a Delaware limited partnership (the “Holder”).

WHEREAS, the Company issued to the Holder on February 13, 2007 a certain Warrant No.: DPFD-3-5 to purchase 7,500,000 shares of the Company’s Common Stock at an exercise price of $0.20 (the “Warrant”); and

WHEREAS, the parties wish to amend the Warrant as set forth below.

NOW, THEREFORE, it is agreed:

I.    Amendments.

A.	Section 1(b)(xiv) “Warrant Exercise Price”: Section 1(b)(xiv) of the Warrant is hereby deleted in its entirety and the following language shall replace said Section 1(b)(xiv):

“Section 1(b)(xiv) “Warrant Exercise Price” shall be Seven Cents ($0.07) or as subsequently adjusted as provided in Section 8 hereof.”

II.    Miscellaneous.

A.	Except as provided hereinabove, all of the terms and conditions contained in the Warrant shall remain unchanged and in full force and effect.

B.	This Amendment is made pursuant to and in accordance with the terms and conditions of the Warrant.

C.	All capitalized but not defined terms used herein shall have those meanings ascribed to them in the Warrant.

D.	All provisions in the Warrant and any amendments, schedules or exhibits thereto in conflict with this Amendment shall be and hereby are changed to conform to this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:
DEEP FIELD TECHNOLOGIES, INC.

By: /s/ Fred Griffin
Name: Fred Griffin
Title: Chief Financial Officer

CORNELL CAPITAL PARTNERS, L.P.
By: Yorkville Advisors LLC
Its: General Partner

By: /s/ Mark Angelo
Name: Mark Angelo
Title: President & Portfolio Manager